QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Regal Entertainment Group Reports Results for the Fiscal Fourth Quarter & Full Year 2003 and Declares Quarterly Dividend of $0.18 per Share

        Knoxville, Tennessee—February 10, 2004—Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced fiscal fourth quarter and full year 2003 results.

        Total revenues for the quarter ended January 1, 2004 were $683.8 million, a 24.9% increase compared to total revenues of $547.3 million for the quarter ended December 26, 2002. Net income increased 85.5% to $58.8 million in the fourth quarter of 2003 compared to net income of $31.7 million in the comparable quarter of 2002. Earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect)(1), increased 70.8% to $0.41 for the fourth quarter of 2003 compared to $0.24 in the fourth quarter of 2002. Adjusted EBITDA(2) of $163.8 million for the quarter ended January 1, 2004 increased 51.9% from $107.8 million in the comparable period in 2002 and represented an Adjusted EBITDA margin of 24.0%. Results for the fourth fiscal quarter of 2003 and for fiscal 2003 were significantly and positively impacted by the timing of our fiscal calendar which consisted of a 14 week period in the fourth quarter of 2003 compared to a 13 week period in the fourth quarter of 2002 and a 53 week period in 2003 compared to a 52 week period in 2002. The additional week was the week between Christmas and New Years, which is a traditionally high attendance week for the company and the industry. The results of operations for the Company include the results of operations for the acquired Hoyts Cinemas theatres for all periods subsequent to March 27, 2003. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

        Regal's Board of Directors also today declared a cash dividend of $0.18 per Class A and Class B common share which represents a 20% increase in the quarterly dividend. The dividend is payable on March 12, 2004, to stockholders of record on February 26, 2004. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

        "In 2003, Regal Entertainment Group acquired and integrated Hoyts, returned value to shareholders in the form of dividends totaling nearly $800 million and continued to generate significant free cash flow," stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "In 2004 we expect to deliver another year of solid financial performance," Campbell continued.

        "We are very pleased with Regal CineMedia's business development to date. CineMedia's revenue growth and EBITDA margins for the quarter and year have exceeded our expectations," Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group commented. "With the build out of the digital network substantially completed in 2003, CineMedia is positioned to produce incremental high margin revenue and free cash flow to Regal Entertainment Group's shareholders in 2004," Hall continued.

Forward-looking Statements:

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2003, as amended. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

        Regal Entertainment Group management will conduct a conference call to discuss fourth quarter and fiscal 2003 results on February 10, 2004 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company's Web site: www.REGmovies.com, or by dialing 800-901-5231 (Domestic) and 617-786-2961 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for either the Regal Entertainment Group conference call or conference #23095033. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-286-8010 (Domestic) and 617-801-6888 (International) and enter the conference ID #23095033. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company's Web site: www.REGmovies.com.

About Regal Entertainment Group

        Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the United States. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,045 screens in 550 locations in 39 states. Regal operates approximately 17% of all screens in the United States including theatres in 46 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company's theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal's existing asset base.

        Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal's theatre assets, while at the same time enhancing the movie-going experience. Regal CineMedia operates other divisions that focus on meetings and special productions in a theatre environment, including the presentation of live sports and entertainment events, as well as the sale of group tickets and gift certificates.

        Additional information is available on the Company's Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contact:

  Don De Laria
  Regal Entertainment Group
  Vice President—Investor Relations
  865-925-9685
  don.delaria@REGmovies.com

Regal Entertainment Group
Consolidated Statements of Operations Information
For the Fiscal Quarters Ended 1/1/04 and 12/26/02
(dollars in millions, except per share data)

			Four Quarters Ended
	Quarter Ended
				Pro Forma 52 Weeks Dec. 26, 2002	Historical 52 Weeks Dec. 26, 2002
	14 Weeks Jan. 1, 2004	13 Weeks Dec. 26, 2002	53 Weeks Jan. 1, 2004
Revenues:
Admissions	$463.1	$370.8	$1,690.0	$1,541.5	$1,453.7
Concessions	175.1	143.8	646.2	622.8	588.3
Other operating revenues	45.6	32.7	153.7	102.1	98.2

Total revenues	683.8	547.3	2,489.9	2,266.4	2,140.2
Operating expenses:
Film rental and advertising costs	247.7	204.0	908.9	833.8	790.3
Cost of concessions	26.1	21.3	92.9	88.9	84.4
Rent expense	73.6	64.1	278.5	255.1	217.3
Other theatre operating expenses	156.8	135.3	603.1	540.7	539.8
General and administrative expenses	15.8	14.8	62.1	66.8	65.1
Merger and restructuring expenses and amortization of deferred stock compensation	2.1	2.4	8.9	21.8	18.9
Depreciation and amortization	43.6	35.9	158.5	141.6	134.4
Loss (gain) on disposal and impairment of operating assets	0.4	3.0	(2.1)	7.0	6.4

Operating income	117.7	66.5	379.1	310.7	283.6
Interest expense, net	21.1	14.9	72.0	60.3	61.7
Loss on extinguishment of debt	—	—	—	—	1.5
Minority interest in earnings (loss) of consolidated subsidiaries	0.1	(1.2)	0.6	(1.2)	13.4
Other expense (income), net	—	(0.1)	(0.1)	0.1	—

Income before income taxes	96.5	52.9	306.6	251.5	207.0
Provision for income taxes	37.7	21.2	121.2	101.3	89.8

Net income	58.8	31.7	185.4	150.2	117.2
Loss on redemption of preferred stock	—	—	—	—	(28.2)

Net income available to common stockholders	$58.8	$31.7	$185.4	$150.2	$89.0

Diluted earnings per share	$0.40	$0.23	$1.30	$1.10	$0.79
Diluted earnings per share, excluding merger and restructuring expenses and deferred stock compensation expense, net of related tax effect	$0.41	$0.24	$1.34	$1.19	$0.89
Weighted average number of diluted shares outstanding (in millions):	145.3	136.9	142.8	136.5	112.3

Consolidated Summary Balance Sheet Information
(dollars in millions)

	As of Jan. 1, 2004	As of Dec. 26, 2002
Cash and cash equivalents	$288.8	$276.0
Total assets	2,471.8	2,310.2
Total debt	1,227.2	678.4
Stockholders' equity	794.9	1,270.8

Operating Data

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2004	Dec. 26, 2002	Jan. 1, 2004	Pro Forma Dec. 26, 2002	Historical Dec. 26, 2002
Theatres at period end	550	524	550	524	524
Screens at period end	6,045	5,663	6,045	5,663	5,663
Average screens per theatre	11.0	10.8	11.0	10.8	10.8
Attendance (in thousands)	72,248	59,968	265,629	256,677	241,423
Average ticket price	$6.41	$6.18	$6.36	$6.01	$6.02
Average concessions per patron	$2.42	$2.40	$2.43	$2.43	$2.44

Pro Forma Results

        We have presented pro forma results of operations for the four quarters ended December 26, 2002 because (i) our historical results do not include a full four quarters of operating results for Regal Cinemas Corporation or United Artists Theatres for this period, (ii) our capital structure changed significantly during the second quarter of 2002 and (iii) our acquisition of the minority interest of United Artists Theatres occurred during the third quarter of 2002. Accordingly, we believe the pro forma results of operations presented herein are useful in understanding our 2002 operating results. The pro forma results of operations do not reflect the impact of the Hoyts Cinemas acquisition or the issuance of the $240 million convertible notes and other related financing transactions effected to pay the $5.05 per share extraordinary dividend, all of which were consummated in the second quarter of 2003. Regal Entertainment Group's 2002 pro forma results of operations includes, for the four quarters ended December 26, 2002, (i) the operating results for all of our subsidiaries other than Hoyts Cinemas, which was acquired in March 2003, (ii) the contribution by Anschutz and the exchange by several minority shareholders of their equity interests in our subsidiaries, (iii) the issuance of $150 million of indebtedness and the repayment of Edwards Theatres indebtedness and the redemption of Edwards preferred stock, (iv) the effects of the Company's initial public offering in May 2002 and (v) our acquisition of the minority interest of United Artists Theatres. Such information is presented for comparative purposes only and does not purport to represent what our results of operations would actually have been had these transactions occurred on the dates indicated or to project our results of operations for any future period or date. The basis for the Company's pro forma results is detailed in its prospectus dated May 8, 2002.

        Regal Entertainment Group's historical results of operations for the 2002 periods include the results of operations for Regal Cinemas Corporation for all periods subsequent to January 29, 2002, the results of operations for United Artists Theatres for all periods subsequent to January 3, 2002 and the results of operations for Edwards Theatres for all periods.

Reconciliation of Net Cash Provided by Operating Activities and Operating Income to EBITDA to Net Income
(dollars in millions)

	Quarter Ended
	Jan. 1, 2004	Dec. 26, 2002
Net cash provided by operating activities	$208.5	$138.1
Changes in working capital items and other	(90.8)	(71.6)

Operating income	117.7	66.5
Depreciation and amortization	43.6	35.9
Minority interest and other expense (income), net	(0.1)	1.3

EBITDA	161.2	103.7
Depreciation and amortization	(43.6)	(35.9)
Interest expense, net	(21.1)	(14.9)
Provision for income taxes	(37.7)	(21.2)

Net income	$58.8	$31.7

Reconciliation of EBITDA to Adjusted EBITDA
(dollars in millions)

	Quarter Ended
	Jan. 1, 2004	Dec. 26, 2002
EBITDA	$161.2	$103.7
Loss on disposal and impairment of operating assets	0.4	3.0
Merger and restructuring expenses and amortization of deferred stock compensation	2.1	2.4
Minority interest and other expense (income), net	0.1	(1.3)

Adjusted EBITDA(2)	$163.8	$107.8

Reconciliation of Earnings Per Diluted Share
(dollars in millions, except per share data)

			Four Quarters Ended
	Quarter Ended
				Pro Forma Dec. 26 2002,
	Jan. 1 2004,	Dec. 26 2002,	Jan. 1 2004,		Historical Dec. 26 2002,
Net income available to common stockholders	$58.8	$31.7	$185.4	$150.2	$89.0
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	1.3	1.4	5.4	13.0	10.7

Net income excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	$60.1	$33.1	$190.8	$163.2	$99.7
Weighted average number of diluted shares	145.3	136.9	142.8	136.5	112.3
Earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect(1)	$0.41	$0.24	$1.34	$1.20	$0.89
Earnings per diluted share	$0.40	$0.23	$1.30	$1.10	$0.79

(1)
We have included earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect, because we believe it provides investors with a useful industry comparative and is a performance measure used by management to assess the performance of our company.

(2)
Adjusted EBITDA (income from operations before depreciation and amortization expense, merger and restructuring expenses and amortization of deferred stock compensation, (gain) loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other expense (income), net) was approximately $163.8 million, or 24.0% of total revenues, for the quarter ended January 1, 2004. We believe Adjusted EBITDA provides a useful measure of cash flows from operations for our investors because Adjusted EBITDA is an industry comparative measure of cash flows generated by our operations prior to the payment of interest and taxes and because it is a primary financial measure used by management to assess the performance and liquidity of our Company. Adjusted EBITDA is not a measurement of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by Adjusted EBITDA are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2003, as amended. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

QuickLinks

Regal Entertainment Group Reports Results for the Fiscal Fourth Quarter & Full Year 2003 and Declares Quarterly Dividend of $0.18 per Share